UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 10, 2006
OPENTV CORP.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-15473	98-0212376

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Sacramento Street
San Francisco, California 94111
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 962-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Letter Agreement with Liberty Media Corporation. On February 10, 2006, in connection with, and as a condition to, the adoption of the Amended and Restated Memorandum of Association of OpenTV Corp. (the “Company”) described in Item 5.03 of this Form 8-K, the Company entered into a letter agreement (the “Letter Agreement”) with Liberty Media Corporation (“Liberty”). As of December 31, 2005, Liberty’s total ownership represented approximately 30.6% of the economic interest and 77.6% of the voting interest of the Company’s ordinary shares on an undiluted basis, consisting of 8,847,667 Class A ordinary shares and 30,510,150 Class B ordinary shares. As a result of that voting interest, Liberty has sufficient voting power, without the vote of any other stockholder, to determine the outcome of any action presented to a vote of the Company’s stockholders, including amendments of our Memorandum of Association and Articles of Association for any purpose.
     Pursuant to the Letter Agreement, Liberty agreed that if Liberty (or any of its affiliates) sells or otherwise transfers Class B ordinary shares of the Company, which entitle the holder thereof to ten votes per share as described in Item 5.03 below, to a third party and the aggregate sale proceeds received by Liberty in such transaction exceed, on a per share basis, the trading price of the Company’s Class A ordinary shares as determined in accordance with the Letter Agreement (the “Premium Value”), then Liberty will contribute to the Company, generally in the same form it receives as consideration for its shares, a proportionate percentage of the aggregate Premium Value, based on Liberty’s relative economic (not voting) ownership in the Company. As a result of that commitment, Liberty will retain only that portion of any Premium Value that is equal to its relative equity ownership of the Company based on the number of outstanding Class A and Class B ordinary shares at the time of any such sale.
     The Letter Agreement is included herein as Exhibit 10.41 and is incorporated herein by reference. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement.
     Director Compensation. On February 10, 2006, the Board of Directors of the Company appointed Jerry Machovina, currently serving as a director, as Lead Director to coordinate and assist in the development of the Company’s 2006 branding, advertising and marketing strategy. In connection with the appointment of Mr. Machovina to serve in this capacity, the Board of Directors of the Company approved a monthly cash fee of $10,000 (subject to a cap of $60,0000 in calendar year 2006), plus reimbursement of all reasonably related out-of-pocket expenses, payable to Mr. Machovina for serving as Lead Director and undertaking those additional duties. Mr. Machovina expects to commence those activities in February 2006.
Item 3.03 Material Modification to Rights of Security Holders
     The information set forth under Item 5.03 “Amendments to Articles of Incorporation or Bylaws” of this Form 8-K is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws
     On February 10, 2006, the Board of Directors of the Company (including each of the Company’s independent directors), in accordance with the laws of the British Virgin Islands, unanimously approved and adopted the Amended and Restated Memorandum of Association of the Company, which will become effective upon filing with the Registrar of Corporate Affairs in the British Virgin Islands. As discussed above, the execution of the Letter Agreement was a condition to the approval and adoption by the Board of Directors of the Amended and Restated Memorandum of Association. The Amended and Restated Memorandum of Association amends and restates provisions of the Memorandum of Association to reflect the current status of certain corporate matters, including, for example, the removal of the designations, powers and preferences of the Company’s C-1 Convertible Preference Shares, because none of those preference shares is outstanding any longer.

     In addition, the Amended and Restated Memorandum of Association provides for the following changes that affect the Class B ordinary shares. These changes have:
•	eliminated a restriction formerly contained in the Memorandum of Association that prohibited the Company from issuing additional Class B ordinary shares or options, rights or warrants to subscribe for additional Class B ordinary shares; and

•	deleted provisions formerly contained in the Memorandum of Association that required each Class B ordinary share to automatically convert into a Class A ordinary share under certain circumstances, including upon the transfer of any Class B ordinary shares to a person who was not a stockholder, or an affiliate of such stockholder, prior to the initial public offering of the Company’s Class A ordinary shares, and the procedures relating to such automatic conversion.
Accordingly, under the Amended and Restated Memorandum of Association, Class B ordinary shares, which carry ten votes per share, will only convert into Class A ordinary shares, which carry one vote per share, at the option of the holder, and will no longer automatically convert into Class A ordinary shares under circumstances previously set forth in the Memorandum of Association. As a result of this amendment, a transferee of Class B ordinary shares may, therefore, acquire shares entitling that transferee to ten votes per share when a similar transaction under the Company’s former Memorandum of Association would have resulted in the transferee acquiring shares providing for only a single vote per share.
     The Amended and Restated Memorandum of Association is included herein as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Amended and Restated Memorandum of Association is qualified in its entirety by reference to the full text of the Amended and Restated Memorandum of Association.
Item 9.01 Financial Statements And Exhibits.
          (c) Exhibits

3.1	Form of Amended and Restated Memorandum of Association

10.41	Letter Agreement, dated February 10, 2006, between OpenTV Corp. and Liberty Media Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPENTV CORP.

Date: February 13, 2006	By:	/s/ Shum Mukherjee
	Name:	Shum Mukherjee
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Form of Amended and Restated Memorandum of Association

10.41	Letter Agreement, dated February 10, 2006, between OpenTV
Corp. and Liberty Media Corporation